UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 11, 2004

LA JOLLA PHARMACEUTICAL COMPANY

(Exact Name of Registrant as Specified in Charter)

Delaware	0-24274	33-0361285
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

6455 Nancy Ridge Drive
San Diego, California 92121
(Address of Principal Executive Offices, including Zip Code)

(858) 452-6600
(Registrant’s telephone number, including area code)

Item 5. Other Events and Required FD Disclosure.
SIGNATURES

Item 5. Other Events and Required FD Disclosure.

     On August 11, 2004, the board of directors of La Jolla Pharmaceutical Company (the “Company”) accepted the resignation of William R. Ringo from the board. Mr. Ringo informed the board that he would be assuming the role of President and CEO of Abgenix, Inc. effective August 30, 2004 and that he desired to retire from the board of directors of the Company in order to focus his efforts on his new positions. Mr. Ringo will continue to serve on the board until September 1, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 18, 2004	LA JOLLA PHARMACEUTICAL COMPANY

	By:	/s/ Gail A. Sloan
Gail A. Sloan
Vice President Finance, Controller and Secretary